SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant: [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[  ] Confidential, or Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

 ...............................................................................

                             PLM International, Inc.
                (Name of Registrant as Specified in its Charter)
 ...............................................................................

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                                                                April 15, 1999



Dear Stockholder:

         It is with great pleasure that the directors and I invite you to attend the Annual Meeting of Stockholders of PLM International, Inc. (the "Company") which will be held at 1:00 p.m. (Pacific Time) on Thursday, May 27, 1999 at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California.

         At the meeting, the stockholders will elect two directors. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

         WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your continued support.

                                            Very truly yours,

                                            /s/ ROBERT N. TIDBALL
                                            -------------------------------

                                            ROBERT N. TIDBALL
                                            President, Chief Executive Officer
                                            and Chairman of the Board

                             PLM INTERNATIONAL, INC.

                                   One Market
                         Steuart Street Tower, Suite 800
                         San Francisco, California 94105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of PLM International, Inc. (the "Company") will be held on Thursday, May 27, 1999 at 1:00 p.m. (Pacific Time) in the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California for the following purposes:

         1. Elect two Class III directors of PLM International, Inc. (Proxy Item No. 1), and

         2. Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record on April 9, 1999 shall be entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

                                  By Order of the Board of Directors,

                                  /S/ SUSAN C. SANTO
                                  -----------------------------

                                  SUSAN C. SANTO
                                  Vice President, Secretary, and General Counsel

April 15, 1999
San Francisco, California

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON BY COMPLETING A BALLOT OR PROXY CARD AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS.

                             PLM INTERNATIONAL, INC.
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


                                  May 27, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PLM International, Inc. ("PLM International" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at 1:00 p.m. (Pacific Time) on Thursday, May 27, 1999, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California, or any adjournments or postponements thereof (the "Annual Meeting").

         The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 15, 1999. The costs of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, facsimile, e-mail and advertisements. Proxies are expected to be solicited by directors, officers and regular employees of the Company. The directors, officers and employees who assist in the solicitation will not receive any additional compensation for such services and will perform such services in addition to their usual duties. The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies from brokers, nominees and individuals. MacKenzie's estimated fee for this service is $7,500, plus reimbursement of out-of-pocket expenses. The Company will also request brokers and other nominees who hold stock of the Company to forward solicitation materials to the beneficial owners of the common stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation materials.

VOTING OF PROXIES

         All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxy card. If no choice is indicated, the shares represented by a signed proxy card will be voted in favor of Proxy Item No. 1. The affirmative vote of the majority of shares present and entitled to vote at the Annual Meeting will be required for approval of Proxy Item No. 1.

         Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the Company. Abstentions and votes withheld by brokers in the absence of instructions from streetname holders (broker nonvotes) will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted towards the tabulation of votes cast on proxy items submitted to stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proxy item has been approved.

         A stockholder submitting a proxy card may revoke it at any time before it is voted at the Annual Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing a later-dated proxy card, or by voting in person at the Annual Meeting.

OUTSTANDING VOTING SECURITIES

         Stockholders of record on April 9, 1999, or their proxies, are entitled to vote at the Annual Meeting. On such date, the outstanding voting stock of the Company consisted of 8,158,751 shares of common stock. Each share of common stock will be entitled to one vote per share on each matter to be voted at the Annual Meeting. There is no provision in the Certificate of Incorporation of the Company permitting cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the common stock by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the common stock, (b) each of its directors and the named executive officers identified in the Summary Compensation Table below, and (c) all directors and executive officers of the Company as a group.


                                                            NUMBER OF SHARES OF COMMON    PERCENT OF COMMON STOCK<F1>
NAME AND ADDRESS OF BENEFICIAL OWNER                                 STOCK<F1>
---------------------------------------------------------- ------------------------------ ----------------------------
Steel Partners II, L.P...............................                    1,337,300                   16.39%
     750 Lexington Avenue, 27th Floor
     New York, New York 10022
Dimensional Fund Advisors, Inc                                             469,800                     5.76%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401<F2>.............
Oak Forest Investment Management, Inc.                                     458,000                     5.61%
     6701 Democracy Blvd., Ste. 402
     Bethesda, Maryland 20817<F3>.....................
J. Michael Allgood<F4>................................                     100,780                     1.22%
Stephen M. Bess<F5>..................................                       46,688                         *
Randall L-W. Caudill<F6>.............................                        5,333                         *
Douglas P. Goodrich<F7>..............................                      168,810                        2%
Warren G. Lichtenstein<F8>...........................                    1,337,300                    16.39%
Howard M. Lorber.....................................                           --                        --
Susan C. Santo<F9>...................................                       15,833                         *
Harold R. Somerset<F10>..............................                       36,000                         *
Robert N. Tidball<F11>...............................                        8,333                         *
All directors and executive officers as a group (12
people)<F13>.........................................                    2,118,602                    24.63%
------------------

* Represents less than 1% of the outstanding shares.


<F1>     Computed on the basis of 8,158,751  shares of common stock  outstanding
         (excluding treasury stock) as of April 9, 1999. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

<F2>     Includes   469,800  shares  held  by  Dimensional  Fund  Advisors  Inc.
         ("Dimensional") as investment advisor and investment manager on behalf of four investment companies registered under the Investment Company Act of 1940 and other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares, and Dimensional disclaims beneficial ownership of all such shares.

<F3>     Includes 458,000 shares held by Oak Forest Investment Management,  Inc.
         as an investment advisor registered under the Investment Company Act of 1940. In its role as investment advisor, Oak Forest Investment Management, Inc., possesses both the power to vote and to dispose or direct the disposition of all such shares.

<F4>     Includes 68,333 shares of common stock issuable to Mr. Allgood pursuant to options exercisable within 60 days of April 9, 1999.

<F5>     Includes 16,666 shares of common stock issuable to Mr. Bess pursuant to options exercisable within 60 days of April 9, 1999.

<F6>     Includes 3,333 shares of common stock issuable to Mr. Caudill  pursuant to options exercisable within 60 days of April 9, 1999.

<F7>     Includes  78,333  shares  of  common  stock  issuable  to Mr.  Goodrich pursuant to options exercisable within 60 days of April 9, 1999.

<F8>     Includes  1,337,300  shares held by Steel Partners II, L.P. The general partner of Steel Partners II, L.P. is Steel Partners L.L.C., of which Mr. Lichtenstein is the chief executive officer. Mr. Lichtenstein may be deemed to be the beneficial owner of all of such shares by virtue of his power to vote and dispose of such shares.

<F9>     Includes  13,333 shares of common stock  issuable to Ms. Santo pursuant to options exercisable within 60 days of April 9, 1999.

<F10>    Includes  29,999  shares  of  common  stock  issuable  to Mr.  Somerset pursuant to options exercisable within 60 days of April 9, 1999.

<F11>    Includes  179,999  shares  of  common  stock  issuable  to Mr.  Tidball pursuant to options exercisable within 60 days of April 9, 1999.

<F12>    Includes  3,333 shares of common stock issuable to Mr. Witt pursuant to options exercisable within 60 days of April 9, 1999.

<F13>    Includes  443,328  shares of common  stock  issuable  to members of the
         Board  of  Directors  and  executive   officers   pursuant  to  options
         exercisable within 60 days of April 9, 1999.




IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this report, the directors and executive officers of PLM International (and key executive officers of its subsidiaries) are as follows:


NAME                                     AGE                POSITION
---------------------------------------- ------------------ -------------------------------------------------------

Robert N. Tidball                        60                 Chairman of the Board, Director, President, and Chief
                                                            Executive Officer, PLM International, Inc.

Randall L-W. Caudill                     52                 Director, PLM International, Inc.

Douglas P. Goodrich                      52                 Director and Senior Vice President, PLM
                                                            International, Inc.

Warren G. Lichtenstein                   33                 Director, PLM International, Inc.

Howard M. Lorber                         50                 Director, PLM International, Inc.

Harold R. Somerset                       63                 Director, PLM International, Inc.

Robert L. Witt                           59                 Director, PLM International, Inc.

J. Michael Allgood                       50                 Vice President and Chief Financial Officer, PLM
                                                            International, Inc.

Stephen M. Bess                          52                 President, PLM Investment Management, Inc.; Vice
                                                            President and Director, PLM Financial Services, Inc.

Richard K Brock                          36                 Vice President and Corporate Controller, PLM
                                                            International, Inc.

Donald R. Dugan, Jr.                     38                 President, American Finance Group, Inc.

Susan C. Santo                           36                 Vice President, Secretary, and General Counsel, PLM
                                                            International, Inc.


Robert N. Tidball was appointed Chairman of the Board in August 1997 and President and Chief Executive Officer of PLM International in March 1989. At the time of his appointment as President and Chief Executive Officer, he was Executive Vice President of PLM International. Mr. Tidball became a director of PLM International in April 1989. Between 1987 and 1989, Mr. Tidball held various executive positions with subsidiaries of PLM International.

Randall L-W. Caudill was elected to the Board of Directors in September 1997. He is President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm serving emerging growth companies. Prior to founding Dunsford Hill Capital Partners in 1997, Mr. Caudill held senior investment banking positions at Prudential Securities from 1987 to 1997, and before that at Morgan Grenfell Inc. and The First Boston Corporation. Mr. Caudill also serves as a director of SBE, Inc., a publicly-held company, and various other companies.

Douglas P. Goodrich was elected to the Board of Directors in July 1996, and appointed Senior Vice President of PLM International in March 1994. Prior to 1994, Mr. Goodrich served as an executive officer of the Company and various of its subsidiaries since joining the Company in 1987.

Warren G. Lichtenstein was elected to the Board of Directors in December 1998. Mr. Lichtenstein is the Chief Executive Officer of Steel Partners L.L.C., the general partner of Steel Partners II, L.P., which is PLM International's largest shareholder. Additionally, Mr. Lichtenstein is Chairman of the Board of Directors for each of Aydin Corporation, a New York Stock Exchange-listed defense electronics concern, and Gateway Industries, Inc., and serves on the boards of directors of Rose's Holdings, Inc. and Saratoga Beverage Group, Inc., each a publicly-held company.

Howard M. Lorber was elected to the Board of Directors in January 1999. Mr. Lorber is President and Chief Operating Officer of New Valley Corporation, an investment banking and real estate concern. He is also Chairman of the Board and Chief Executive Officer of Nathan's Famous, Inc., a fast food company. Additionally, Mr. Lorber is a director of United Capital Corporation and Prime Hospitality Corporation, and serves on the boards of several community service organizations.

Harold R. Somerset was elected to the Board of Directors of PLM International in July 1994. From February 1988 to December 1993, Mr. Somerset was President and Chief Executive Officer of California & Hawaiian Sugar Corporation (C&H Sugar), a subsidiary of Alexander & Baldwin, Inc. Mr. Somerset also serves on the boards of directors for various other companies and organizations, including Longs Drug Stores, Inc., a publicly-held company.

Robert L. Witt was elected to the Board of Directors in June 1997. Since 1993, Mr. Witt has been a principal with WWS Associates, a consulting and investment group specializing in start-up situations and private organizations about to go public. Prior to that, he was Chief Executive Officer and Chairman of the Board of Hexcel Corporation, an international advanced materials company with sales primarily in the aerospace, transportation and general industrial markets. Mr. Witt also serves on the boards of directors for various other companies and organizations.

J. Michael Allgood has served as Vice President and Chief Financial Officer of PLM International since October 1992. During that time, he has also served as an executive officer of certain of PLM International's subsidiaries.

Stephen M. Bess was appointed a Director of PLM Financial Services, Inc., a subsidiary of PLM International, in July 1997. Mr. Bess has served as President of PLM Investment Management, Inc., an indirect wholly-owned subsidiary of PLM International, since August 1989, and as an executive officer of certain other of PLM International's subsidiaries or affiliates since 1982.

Richard K Brock was appointed Vice President and Corporate Controller of PLM International in June 1997, having served the Company as an accounting manager beginning in September 1991 and as Director of Planning and General Accounting beginning in February 1994.

Donald R. Dugan, Jr. was appointed President of American Finance Group, Inc., a subsidiary of PLM International, in January 1996. Prior to the Company organizing American Finance Group, Inc., Mr. Dugan served in various capacities with American Finance Group, a Massachusetts general partnership, including Vice President, Treasurer from 1989 to 1995, and was appointed Vice President and National Sales Manager in mid-1995.

Susan C. Santo  became Vice  President,  Secretary,  and General  Counsel of PLM
International in November 1997. She has worked as an attorney for PLM International since 1990 and served as its Senior Attorney from 1994 until her appointment as General Counsel.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

         At the Annual Meeting, two Class III directors will be elected for a term of three years. The terms of the current Class III directors expire at the Annual Meeting, and the terms of the Class I and Class II directors will expire at the annual meetings of stockholders convened in 2000 and 2001, respectively. The Company's nominees for Class III directors are Warren G. Lichtenstein and Howard M. Lorber. Messrs. Lichtenstein and Lorber presently serve as Class III directors of the Company. The Company's nominees have consented to be nominated and to serve if elected. If the nominee(s) become unavailable for election, the proxy will be voted for such other person(s), if any, as the Board of Directors may designate.

INFORMATION CONCERNING DIRECTORS

         The Board of Directors currently consists of seven directors and is divided into three classes, designated Class I, Class II and Class III. Each director is elected to a three-year term. The current Class I directors are Messrs. Tidball and Witt. The current Class II directors are Messrs. Caudill, Goodrich and Somerset. The current Class III directors are Messrs. Lichtenstein and Lorber.

         The current size and configuration of the classes of the Board of Directors is a result of the expansion and reconfiguration of the Board of Directors in December 1998, and again in January 1999, in connection with an April 30, 1998 agreement between the Board of Directors and Mr. Lichtenstein to nominate Mr. Lichtenstein and his nominee for election to the Board of Directors at the Company's 1999 shareholder meeting. In December 1998 and January 1999 the Board of Directors determined it was in the Company's interest to obtain the advice and counsel of Mr. Lichtenstein and his nominee, Mr. Lorber, as members of the Board of Directors prior to the 1999 annual meeting of the Company's shareholders. Accordingly, in December the Board of Directors voted to expand the Board of Directors from five to six seats and to elect Mr. Lichtenstein to the Board of Directors as a Class III Director and determined that he would be one of the Company's nominees for election to the Board of Directors at the 1999 annual meeting of the Company's shareholders, as had been agreed to. In order to keep the classes of directors as even as possible in accordance with the Company's bylaws, Mr. Goodrich resigned as a Class III director and was immediately re-appointed as a Class II director. Further, in January the Board of Directors voted to expand the Board of Directors from six to seven seats and to elect Mr. Lorber to the Board of Directors as a Class III Director and determined that he would be the Company's second nominee for election to the Board of Directors at the 1999 annual meeting of the Company's shareholders. Mr. Somerset resigned as a Class III director and was immediately re-appointed as a Class II director.

         The Company's Board of Directors held seven meetings in 1998 and, to date, has held three meetings in 1999. Since joining the Board of Directors, each of the directors serving on the Board of Directors has attended 100% of (a) the total number of meetings of the Board of Directors held in 1998 and (b) the total number of meetings held by all committees of the Board of Directors on which such director served.

         Among  the  committees  of the  Board  of  Directors  are an  Executive
Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Executive Committee consists of Mr. Tidball - Chairman, Mr. Caudill, Mr. Somerset and Mr. Witt. The Executive Committee, which was formed in October 1988, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, subject to the limitations prescribed by the Board of Directors, the bylaws of the Company and Delaware law. The Executive Committee did not meet in 1998.

         The Audit Committee consists of Mr. Caudill - Chairman, Mr. Somerset and Mr. Witt. The Audit Committee was formed in February 1988 to recommend the appointment and compensation of the independent auditors, approve professional services provided by the auditors, review the scope of the annual audit and auditors' report to management, and review financial statements and internal accounting controls. The Audit Committee met once in 1998.

         The Compensation Committee consists of Mr. Somerset - Chairman, Mr. Witt and Mr. Caudill. The Compensation Committee was formed in February 1988 to review all compensation programs, policies and practices, including salaries, incentives, stock options, stock grants and stock purchase programs, and to make recommendations to the Board of Directors regarding the salary of all corporate officers and certain key employees. The Compensation Committee met once in 1998.

         The Nominating Committee was established in September 1990 to investigate and make recommendations to the Board of Directors for nominees to the Board of Directors and its committees. The Nominating Committee consists of Mr. Tidball - Chairman, Mr. Somerset and Mr. Witt. The Nominating Committee did not meet in 1998. The Nominating Committee will consider nominees to the Board of Directors recommended by security holders upon submission of the names of such nominees and such other information as requested by the Nominating Committee in accordance with the Company's bylaws.

CORPORATE GOVERNANCE STANDARDS

         In 1998, the Board of Directors undertook a process of reviewing its informal policies and practices regarding corporate governance, and agreed that it was appropriate to formally adopt certain "core" corporate governance principals that it believed were central to the Board's role in directing the future of the Company. The core principals addressed by the Board relate to the independence of the Board and its committees, its leadership role, and its ability to evaluate management's performance. Although the Board is comprised of a majority of independent directors, the Board determined that the independent directors should have a more structured framework within which to communicate and meet (without the other Board members) as often as they felt necessary in order to discuss matters of importance to the Company. To that end, the Board of Directors created the position of Lead Independent Director.

         The Lead Independent Director has the authority to: act in a lead capacity to coordinate and communicate with the other independent directors as he deems advisable or appropriate; determine when the independent directors should meet without the other directors and determine the agenda for any such meeting; and report to the full Board regarding any matters or recommendations which the independent directors deem advisable or appropriate. The position of Lead Independent Director is filled for a term of one year by one of the Company's independent directors whose term as a director expires at the coming year's annual meeting, as determined by the independent directors. Mr. Somerset has served as the Company's Lead Independent Director since August 1998, and his term as Lead Independent Director expires at the Annual Meeting. Mr. Witt will serve as Lead Independent Director for a one-year term following the Annual Meeting.

         The Board also adopted a policy that independent directors are to meet at least once a year, alone, without the CEO or other directors; that only independent directors are to participate as members of the Compensation Committee of the Board; and that no director may also serve as a consultant or service provider to the Company.

         The Board defined an "independent director" as any director who is a non-management director, free of any material business or professional relationship with the Company or its management. A director is not considered to be independent if, among other things, he has been employed as an executive by the Company during the past five years, is affiliated with a significant customer, lessee or supplier of the Company, owns or controls a legal or beneficial interest of 10% or more of the Company's common stock, has an ongoing business relationship with the Company that involves continued dealings with management, or has a relationship which, in the Board's reasonable opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Four of the Board's current seven members are considered to be independent as defined by the Board. Two of the remaining members are executive officers of the Company, and the remaining director may be considered the beneficial owner of greater than 10% of the Company's common stock.

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company (Messrs. Caudill, Lichtenstein, Lorber, Somerset, and Witt) receives a monthly retainer of $2,000 and a per-meeting fee of $1,000 for meetings of the Board of Directors and the Executive Committee attended in person ($250 for meetings attended by telephone). A fee of $250 per meeting is paid to all nonemployee directors for meetings of all other committees of the Board of Directors.

         Each non-employee director of the Company was granted options to purchase 10,000 shares of common stock of the Company as of February 1, 1999, pursuant to the Directors' 1995 Nonqualified Stock Option Plan (the "1995 Directors' Plan"), which was adopted by the Board of Directors on January 25, 1995. According to the terms of the 1995 Directors' Plan, Directors who are not employees of the Company receive annual options to purchase 10,000 shares of common stock of the Company. Option grants to each non-employee director were made as of February 1 of each of the years 1995, 1996, 1997, 1998, and 1999. The exercise price of the options is the closing price of the Company's common stock on the date of grant. The exercise price of options granted in each of 1995, 1996, 1997, 1998 and 1999 is $2.625, $3.50, $3.31, $5.25 and $5.875 per share of common stock, respectively.

         The total number of shares of common stock for which options may be granted under the 1995 Directors' Plan is 120,000 shares. Options granted under the 1995 Directors' Plan vest pro rata over a three-year period. Generally, vested options held by a non-employee director who ceases to be a director of the Company may be exercised within six months after ceasing to be a director. In connection with the resignations of three non-employee directors in 1997, 50,000 vested options granted under the 1995 Directors' Plan were redeemed by the Company, and no shares with respect to such options were issued. Additionally, 40,000 non-vested options held by such non-employee directors were forfeited. Accordingly, the number of outstanding options granted under the 1995 Directors' Plan totals 110,000, for which no shares have been issued. As of the date of this Proxy Statement, 36,663 options were exercisable under the 1995 Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth for the fiscal years ended December 31, 1998, 1997, and 1996, a summary of compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (together, the "named executive officers") at December 31, 1998:


                                                    SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                             ------------------------------------     -----------------------------

                                                                                     SECURITIES
           NAME AND                                                   RESTRICTED     UNDERLYING
          PRINCIPAL                                                     STOCK         OPTIONS/          ALL OTHER
           POSITION           YEAR       SALARY(1)      BONUS(2)       AWARDS(3)       SARS (4)       COMPENSATION(5)
                                            ($)           ($)             ($)            (#)               ($)
  ---------------------------------------------------------------------------------------------------------------------

  ROBERT N. TIDBALL          1998          311,000       180,000            80,000        110,000                5,971
                             ----
  President, Chief           1997          300,000       172,500            76,670             --                6,682
                             ----
  Executive Officer          1996          300,000       135,000            60,000         20,000                5,897
                             ----

  DOUGLAS P. GOODRICH        1998          197,733        80,000           106,672         85,000                5,971
                             ----
  Senior Vice President      1997          190,000        75,000           100,000             --                6,682
                             ----
                             1996          190,000       189,625                --         45,000                5,897
                             ----

  J. MICHAEL ALLGOOD         1998          181,417        97,500            43,335         85,000                5,971
                             ----
  Chief Financial Officer    1997          175,000        97,500            43,335             --                6,682
                             ----
  and Vice President         1996          175,000        52,500            23,334         30,000                5,897
                             ----

  STEPHEN M. BESS            1998          176,417        52,500            23,334         20,000                5,971
                             ----
  President, PLM Investment  1997          170,000        52,500            23,334             --                6,682
                             ----
  Management, Inc.           1996          165,000        45,000                --             --                5,897
                             ----

  SUSAN C. SANTO             1998          170,000        80,000                --         40,000                5,971
                             ----
  Vice President, General    1997          115,167        25,000                --             --                6,682
                             ----
  Counsel and Secretary      1996               --            --                --             --                   --
                             ----


(1) Amounts shown do not include the cost to the Company of personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus compensation for each named executive officer.

(2) Bonus compensation reflects the amount earned in the designated year, but paid in the immediate subsequent year. For 1996, as Senior Vice President of the Company's equipment acquisition subsidiary, PLM Transportation Equipment Corporation, Mr. Goodrich's bonus compensation was structured to include a commission incentive plan based on the amount of equipment transactions closed during each fiscal quarter. In 1996, Mr. Goodrich received commission compensation equal to $159,625.

(3) Restricted stock (also referred to in this Proxy Statement as "Bonus Shares") was awarded pursuant to the 1996 PLM International, Inc. Mandatory Management Stock Bonus Plan. Bonus Shares were granted in substitution of cash bonus compensation earned in the designated year, though shares were actually granted effective January 18, 1999, January 15, 1998, and January 8, 1997. The number of Bonus Shares granted equals the amount of cash bonus awarded by the Board of Directors to a designated recipient, multiplied by an allocation ratio applicable to such recipient, multiplied by 1.334 (to compensate recipients for the restricted nature of the shares and risk of forfeiture) divided by the fair market value of the Company's common stock on the effective date of grant. The fair market value is equal to the closing price of the Company's common stock on the effective date of grant or the immediately preceding trading day if the grant day was a non-trading day. Cash bonus compensation earned in a designated year is reduced by an amount equal to the amount of cash bonus earned in the designated year multiplied by the allocation ratio applicable to the recipient. Bonus Shares granted pursuant to this plan generally vest ratably over three years. Non-vested Bonus Shares are subject to forfeiture in the event the recipient voluntarily terminates his or her employment with the Company. The allocation ratio for the Bonus Shares granted in substitution of cash bonus earned in 1998, 1997 and 1996, the resulting awards of Bonus Shares, and the reduction in cash bonus are as follows for each of the named executive officers:


                       ALLOCATION
         NAME            RATIO             BONUS SHARES AWARDED                     REDUCTION IN CASH BONUS
         ----            -----             --------------------                     -----------------------
                                     1998         1997         1996             1998         1997         1996
                                     ----         ----         ----             ----         ----         ----
Robert N. Tidball         25%       13,606       14,960       20,001          $60,000      $57,500       $45,000
Douglas P. Goodrich       50%       18,141       19,513         --             80,000       75,000         --
J. Michael Allgood        25%        7,370       8,456         7,778           32,500       32,500        17,500
Stephen M. Bess           25%        3,968       4,553          --             17,500       17,500         --


(4) Includes options granted effective August 21, 1996, pursuant to the Company's stockholder-approved 1988 Management Stock Compensation Plan, and options granted effective May 12, 1998, pursuant to the Company's 1998 Management Stock Compensation Plan, which was approved by the Board of Directors on May 12, 1998. The options granted in 1996 have an exercise price of $3.25 per share, and the options granted in 1998 have an exercise price of $6.813 per share. All options vest ratably over three years. One half of the options granted in 1996 held by each named executive officer expire August 21, 2001, and one half expire August 21, 2002. The options granted in 1998 expire on May 12, 2008.

(5) Includes for 1998, contributions made by the Company pursuant to the PLM International, Inc. Profit Sharing and 401(k) Plan to each of the named executive officer's accounts as follows: $4,000 in 401(k) matching contributions and $1,372 in profit-sharing contributions (an equal amount of profit-sharing contributions were made to the retirement accounts of each of the Company's eligible employees). Also includes for each named executive officer Company-paid premiums in the amount of $599 for term life insurance.

STOCK OPTION GRANTS AND EXERCISES

         In 1998, the Company granted options to acquire 340,000 shares of common stock to the named executive officers pursuant to the PLM International, Inc. 1998 Management Stock Compensation Plan, approved by the Board of Directors on May 12, 1998. Mr. Tidball received 110,000 options, Mr. Goodrich received 85,000 options, Mr. Allgood received 85,000 options, Mr. Bess received 20,000 options, and Ms. Santo received 40,000 options. All options were granted effective May 12, 1998. See "1998 Management Stock Compensation Plan."

         The following table sets forth certain information concerning stock options granted to the named executive officers during the fiscal year ended December 31, 1998, including hypothetical gains based on assumed rates of annual compound stock price appreciation:


                           STOCK OPTION GRANTS IN 1998

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF
                                                                                                 STOCK PRICE APPRECIATION FOR
                                    INDIVIDUAL OPTIONS                                                  OPTION TERM<F4>
-------------------------------------------------------------------------------------------- -------------------------------------
                                         MARKET
                           COMMON     % OF TOTAL                PRICE PER
                           STOCK       OPTIONS                    SHARE
                          OPTIONS      GRANTED TO    EXERCISE       ON
                          GRANTED      EMPLOYEES    PRICE PER     GRANT       EXPIRATION
          NAME             (#)<F1>     IN 1998      SHARE<F2>     DATE         DATE<F3>         0%          5%          10%
                          ----------- ------------- ----------- ----------- ---------------- ----------- ----------- -------------
Robert N. Tidball            110,000            22      $6.813       $7.75   May 12, 2008      $103,070    $640,145    $1,458,545
Douglas P. Goodrich           85,000            17       6.813        7.75   May 12, 2008        79,645     494,658     1,127,058
J. Michael Allgood            85,000            17       6.813        7.75   May 12, 2008        79,645     494,658     1,127,058
Stephen M. Bess               20,000             4       6.813        7.75   May 12, 2008        18,740     116,390       265,190
Susan C. Santo                40,000             8       6.813        7.75   May 12, 2008        37,480     232,780       530,380


<F1>     Granted  effective  May  12,  1998,  pursuant  to  the  Company's  1998
         Management Stock Compensation Plan. Such options vest ratably over a three-year period beginning on the effective date of grant, subject to acceleration in certain circumstances following a "change in control," as defined in the plan. See "1998 Management Stock Compensation Plan."

<F2>     The 1998 Management Stock  Compensation Plan provides that the exercise price of options equal 110% of the average daily closing price of the common stock on the American Stock Exchange for the ten trading days immediately preceding the effective grant date. The closing price of the common stock for the ten trading days immediately preceding May 12, 1998 ranged from a low of $5.81 to a high of $7.06, with the average daily closing price being $6.194.

<F3>     Subject to earlier termination in certain events related to termination of employment.

<F4>     Represents assumed rates of stock price appreciation in accordance with rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future market price of the Company's common stock. Computation based on actual 10-year option term and annual compounding, computed as the product of
         (a) the difference between: (i) the product of the per share market price at the effective date of grant ($7.75) and the sum of 1 plus the adjusted stock price appreciation rate (5% - 63%, 10% - 159%) and (ii) the per share exercise price of the option ($6.813) and (b) the number of securities underlying the grant at fiscal year end.



         The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the named executive officers and the December 31, 1998 value of unexercised options held by each of the named executive officers as of such date:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

------------------------------- ----------------- ---------------- ----------------------------- -----------------------------
                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                   NUMBER OF                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                     SHARES                        OPTIONS AT DECEMBER 31, 1998       DECEMBER 31, 1998
                                  ACQUIRED ON                              EXERCISABLE/                  EXERCISABLE/
                                  EXERCISE<F1>     VALUE REALIZED          UNEXERCISABLE                UNEXERCISABLE<F2>
NAME
------------------------------- ----------------- ---------------- ----------------------------- -----------------------------
Robert N. Tidball <F3>                    20,000          $73,120               143,333/116,687               $646,249/22,501
Douglas P. Goodrich<F4>                   10,000           38,800                50,000/100,000                193,750/50,625
J. Michael Allgood<F5>                    10,000           35,700                 40,000/95,000                160,000/33,750
Stephen M. Bess<F6>                        2,500            9,692                 10,000/20,000                     46,250/--
Susan C. Santo<F7>                         2,500            8,750                      0/40,000                         --/--

-----------------

<F1>     All of the options  exercised  were granted in 1994 and had an exercise price of $3.06.

<F2>     Options  granted  in 1992  have an  exercise  price of  $2.00.  Options granted in 1996 have an exercise price of $3.25. Options granted in 1998 have an exercise price of $6.813. The closing price of the Company's common stock on the American Stock Exchange on December 31, 1998 was $6.625 per share.

<F3>     Mr.  Tidball was granted  options to purchase  130,000 shares of common stock in 1992, options to purchase 20,000 shares of common stock in 1996 and options to purchase 110,000 shares of common stock in 1998.

<F4>     Mr.  Goodrich was granted  options to purchase  20,000 shares of common stock in 1992, options to purchase 45,000 shares of common stock in 1996 and options to purchase 85,000 shares of common stock in 1998.

<F5>     Mr.  Allgood was granted  options to purchase  20,000  shares of common stock in 1992, options to purchase 30,000 shares of common stock in 1996 and options to purchase 85,000 shares of common stock in 1998.

<F6>     Mr.  Bess  holds  options to  purchase  10,000  shares of common  stock pursuant to options granted in 1992 and was granted options to purchase 20,000 shares of common stock in 1998.

<F7>     Ms. Santo was granted options to purchase 40,000 shares of common stock in 1998.



1998 MANAGEMENT STOCK COMPENSATION PLAN

          On May 12, 1998 the Board of Directors approved the PLM International, Inc. 1998 Management Stock Compensation Plan (the "1998 Plan"). The purpose of the 1998 Plan is to obtain for the Company and its shareholders the commitment and motivation inherent in stock ownership by those individuals upon whose judgment, initiative, creativity and efforts the Company is substantially dependent for the successful operation of its business. The 1998 Plan has been designed to permit the Company to use equity-based compensation in a flexible manner that will permit the Company to obtain the maximum possible benefits by providing for a variety of possible types and structures of stock and stock option awards. Thus, under the 1998 Plan, the Company will be able to adjust the types of awards to changing tax and accounting rules as well as to the individual circumstances of specific groups of employees to whom the Company desires to target incentives. To these ends, the 1998 Plan authorizes the Board of Directors to grant (a) incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"),
(b) non-qualified stock options ("Non-qualified Options"), and (c) shares of the Company's common stock. The Company has reserved up to 800,000 shares of common stock for issuance for awards made under the 1998 Plan, subject to adjustment for certain corporate events such as stock splits, stock dividends or reclassification, which shares will be registered with the Securities and Exchange Commission. This represents approximately 9.81% of the Company's currently outstanding common stock. The 1998 Plan terminates on May 12, 2008 unless terminated earlier by the Board of Directors.

          The 1998 Plan is administered by the Board of Directors, which has the authority, taking into consideration the recommendation of management, to select employees to whom shares or options will be granted, structure the types of awards that will be granted, determine whether an option should be a Non-qualified Option or an Incentive Option, determine the number of shares that will be awarded or subject to any options awarded, the time and manner in which awards of options can be exercisable, the restrictions to be placed on any shares, and the time or times at which any such restrictions will lapse. Management employees and other key employees (including employees who are directors) of the Company or its subsidiaries are eligible to participate in the 1998 Plan. The determination to grant shares or options under the 1998 Plan to employees who are directors can only be made by a committee of the Board of Directors consisting of two or more directors who are "disinterested persons" and who are "outside directors." The Board of Directors has designated the Compensation Committee (the "Committee") to administer the 1998 Plan.
Participation in the 1998 Plan does not preclude participation in any other stock or non-stock compensation plans of the Company.

          Under the 1998 Plan, the exercise price of any Non-qualified Option or Incentive Option is, unless otherwise decided by the Board, equal to 110% of the average daily closing price of such shares on the American Stock Exchange for the ten trading days immediately preceding the date as of which such option is granted. Options awarded under the 1998 Plan vest ratably over a three-year period, and following vesting, may be exercised until such options expire. The exercise price for any shares would generally be payable in cash. The exercise price may also be paid by (a) delivery to the Company of already-owned shares of common stock having a fair market value equal to the aggregate exercise price on the date of exercise, (b) non-cash exercise methods which are permitted by law, or (c) any combination of cash, already-owned shares or such non-cash exercise methods having a combined value equal to the aggregate exercise price. The exercise price might also, with the approval of the Board of Directors, be paid with a promissory note. The terms and conditions of each promissory note would be established by the Board of Directors in its discretion. Options and grants of stock under the 1998 Plan may be made subject for a period of time to a right of repurchase on the part of the Company at a price equal to the price paid by the grantee.

          No optionee under the 1998 Plan has any rights of a stockholder until the option is exercised and the corresponding shares have been issued by the Company. Options are not assignable or transferable other than by will or the laws of inheritance, and during an optionee's lifetime, the option can be exercised only by the optionee. In the case of the death of the original optionee, the options are transferable to (and exercisable within a limited period of time no greater than one year by) the original optionee's personal representative, legatees or heirs. In the case of the termination of employment of any optionee other than on account of his or her death, options held by the optionee that were exercisable immediately before termination of employment would continue to be exercisable for three months in the case of Incentive Options and six months in the case of Non-qualified Options, except that, in the case of both Incentive Options and Non-qualified Options, the period during which options would remain exercisable would be one year if the optionee's termination of employment was due to permanent and total disability. In no event would any option be exercisable after its expiration date.

          Upon the occurrence of certain corporate events described in the 1998 Plan, including a change in corporate control as determined by the Board of Directors in its discretion specifically for the purposes of the 1998 Plan, the Board of Directors has the discretion under the plan to take any or all of the following actions: (a) accelerate the exercisability of any options or the vesting of any shares of stock granted or sold under the 1998 Plan or issued pursuant to the exercise of options granted under the 1998 Plan; (b) arrange to have any surviving corporation grant replacement options or stock to optionees or grantees; or (c) cancel options or repurchase non-vested shares at a price determined by the Board of Directors in its discretion to be the fair market value of the cancelled option or repurchased stock. If the outstanding shares of the Company's common stock were increased or decreased in number, or changed into, or exchanged for, a different number of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other event, the Board of Directors could adjust the number and kind of securities as to which outstanding options might be exercised, and/or their exercise price, as might be appropriate. The Board of Directors could also increase or decrease the 800,000-share limit otherwise placed upon the 1998 Plan to the extent necessary to prevent what would in substance be a reduction or enlargement of the 800,000-share limit.

          The Board of Directors has the power to amend, modify, suspend or terminate the 1998 Plan in any or all respects whatsoever at any time, except that stockholder approval is required if and to the extent the Board of Directors determines that such approval is appropriate for the purpose of satisfying applicable law. Any termination by the Board of Directors would have no effect on any shares previously granted or sold under the plan, or on any outstanding options or agreements placing restrictions on any shares granted or sold under the plan. The Board of Directors may also amend or modify the terms of any outstanding award provided that no amendment will, without the consent of the grantee or optionee, adversely affect the rights of such grantee or optionee with respect to an outstanding award.

          As of the date of this Proxy Statement, 500,000 options to purchase shares have been granted to the named executive officers and other key employees of the Company under the 1998 Plan. See "Stock Option Grants in 1998".

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         The Company has entered into Employment Agreements (the "Employment Agreements") with its Chief Executive Officer, its four other named executive officers and others (each a "Contract Employee"). The Employment Agreements are designed to encourage Contract Employees to remain in the employ of the Company and to reinforce their continued attention and dedication to their duties in the event of an unsolicited attempt to take over control of the Company. The Employment Agreements have three-year terms from the date on which they were entered into (the "Original Term") and are automatically extended for one additional year on each succeeding anniversary thereof unless earlier terminated by the Company or the employee. Each Employment Agreement contains provisions governing salary, bonus and participation in Company benefit plans, and provides in certain events for payments to the Contract Employee upon termination of his or her employment with the Company. In addition, each Employment Agreement includes a covenant not to solicit the Company's customers or otherwise compete against the Company for a period of time after termination of employment.

         If, following a change in control, the Company terminates a Contract Employee other than for cause or if the employee terminates his or her employment for good reason (including, without limitation, any demonstrable and material diminution of the compensation, duties, responsibilities, authority or powers of the Contract Employee), then the Company is required to pay the Contract Employee the sum of (a) the employee's annual base compensation rate then in effect multiplied by the number of years in the Original Term (up to 2.99 years), (b) an amount equal to the greater of the amount paid and/or payable to or due the Contract Employee under the Company's bonus or incentive plans (i) for the Company's fiscal year prior to the fiscal year of any change in control or (ii) for the immediately preceding fiscal year, multiplied by the number of years in the Original Term (up to 2.99 years) and (c) all other cash benefits due the Contract Employee.

         In addition, if, following a change in control, the Contract Employee terminates his or her employment for good reason, all options to purchase stock of the Company granted to such Contract Employee immediately become fully vested and any restrictions on the exercise of such options lapse.

         For purposes of the Employment Agreements, a change in control is generally defined to include, among other things, (a) any Person acquiring Beneficial Ownership (as such terms are defined in the Employment Agreements) of 36% or more of the combined voting power of the Company's securities, (b) any Person, who did not have Beneficial Ownership of 5% or more of the voting power of the Company's securities on the date the Employment Agreement was entered into, subsequently acquiring Beneficial Ownership of more than 15% of such voting power or (c) a change in the Board of Directors of the Company due to proxy solicitations or other actions to influence voting at a meeting of stockholders of the Company by a Person who has Beneficial Ownership of 5% or more of the voting power of the Company, and which causes the Continuing Directors (as defined below) to cease to be a majority of the Board of Directors, unless such event(s) have been approved by a majority of the Continuing Directors.

         "Continuing Directors" are those who (a) were directors on the date the Employment Agreement was entered into, (b) were appointed or recommended for election by a majority of those who were directors on such date, or (c) were appointed or recommended by a majority of those directors described in (a) and
(b) above.

         The Employment  Agreements  are  structured so that no excess  payments within the meaning of Section 280G of the Code will be made to any Contract Employee pursuant to the Employment Agreements. If a change in control occurred on the date hereof and the employment of the Contract Employees was immediately terminated without cause, based on certain assumptions, the following would be the amounts of post-employment compensation benefits provided under the Employment Agreements to the following named executive officers: Mr. Tidball, $1,686,360; Mr. Goodrich, $1,094,340; Mr. Allgood, $953,810; Mr. Bess, $759,460;
and Ms. Santo, $768,430.

PENSION BENEFITS

         The following table sets forth certain information regarding annual benefits payable in specified compensation and years of service classifications under the Company's nonqualified supplemental retirement income plan:


 AVERAGE ANNUAL COMPENSATION DURING LAST                    ANNUAL PAYOUT TO BE RECEIVED IN EACH OF
      FIVE YEARS OF EMPLOYMENT<F1><F2>                   FIVE YEARS FOLLOWING LATER OF TERMINATION OF
                                                               EMPLOYMENT OR ATTAINMENT OF AGE 60
------------------------------------------- --------------------------------------------------------------------------
                                                                  CREDITED YEARS OF SERVICE<F3>

                                                       5                       10                      15
                                                       -                       --                      --
         $ 100,000                                   $ 25,000                  $ 50,000                $ 75,000
           140,000                                     35,000                    70,000                 105,000
           180,000                                     45,000                    90,000                 135,000
           220,000                                     55,000                   110,000                 165,000
           260,000                                     65,000                   130,000                 195,000
           300,000                                     75,000                   150,000                 225,000
           400,000                                    100,000                   200,000                 300,000


<F1>     The Company's nonqualified supplemental retirement income plan provides that an executive participating in the plan is generally entitled to receive for a period of 60 months, commencing upon the later of attainment of age 60 or termination of employment, an amount equal to the product of (a) 5%, (b) number of years of employment with PLM International, its affiliates or predecessors (up to a maximum of 15 years) and (c) average monthly base compensation during the most recent consecutive months of employment (not to exceed 60) preceding termination of employment. Obligations under the plan are funded by general corporate funds and insurance policies on the lives of the participants. For purposes of computing benefits under the plan, compensation includes only salaries and wages and does not include bonuses. Benefits payable are not subject to any deduction for social security or other offset amounts. The annual base compensation 60-month averages at December 31, 1998 for the named executive officers were as follows: Mr. Tidball, $295,867: Mr. Goodrich, $187,300; Mr. Allgood, $166,616; Mr. Bess, $154,617; and Ms. Santo, $111,337.

<F2>     Benefits under the plan generally vest over a five-year period. Vesting is accelerated immediately to 100% in the event of a change in control of the Company. The Board of Directors has discretion to accelerate the date for making payments under the plan in the event of a change in control.

<F3>     Years of  credited  service  for the named  executive  officers  are as follows:

                                                        YEARS
                                                       -------
         Robert N. Tidball                                13
         Douglas P. Goodrich                              11
         J. Michael Allgood                                6
         Stephen M. Bess                                  16
         Susan C. Santo                                    8



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION<F1>

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for advising and recommending to the Board of Directors of the Company policies governing executive compensation and the Company's incentive compensation plans, including its 1998 Management Stock Compensation Plan and the 1996 Mandatory Management Stock Bonus Plan. The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The Committee is also responsible for determining the annual compensation levels for the Company's Chief Executive Officer and other executive officers, subject to review by the disinterested members of the Board of Directors. The Committee reviews the policies and specific programs annually to determine if they are meeting the goals of attracting and retaining qualified executives.

         Compensation for the Company's executive officers consists of both fixed (base salary) and variable (incentive) compensation elements, including annual cash incentives, stock option grants and stock grants. These elements are designed to operate on an integrated basis and together comprise total compensation value. Base compensation for the Chief Executive Officer and other executive officers is determined at the beginning of each fiscal year based, in part, on an evaluation of the individual's performance for the prior fiscal year, as well as reference to compensation data included in a variety of salary surveys. Incentive compensation for the executive officers for each fiscal year is determined after the end of the fiscal year, based on the individual's and the Company's performance as compared to goals set at the beginning of the year. The disinterested members of the Board of Directors review the Committee's recommendations regarding the compensation of executive officers.

         It is the Committee's belief that none of the Company's executive officers will be affected by the provisions of Section 162(m) of the Code which limits the deductibility of certain executive compensation during 1998. Therefore, the Committee has not adopted a policy as to compliance with the requirements of Section 162(m) of the Code.

BASE SALARY

         Base salary levels of the Company's key executives are largely determined through comparison with other companies based on certain defined parameters (as discussed below), and the individual's performance, as reflected by the appraisal and recommendation of the Chief Executive Officer in the case of all executives except the Chief Executive Officer, and as evaluated by the Committee in the case of the Chief Executive Officer. (See "Annual Cash
Incentives," below, for a discussion regarding the performance factors.) For comparison purposes, the Company performs salary surveys from time to time and reviews compensation information for companies located in the San Francisco Bay Area, companies with total revenues of between $100 to $650 million, companies with a gross leasing portfolio between $500 million and $1 billion, companies in the transportation leasing and financial services industries, and companies with fewer than 500 employees. This information is reviewed by reference to public disclosures and published surveys. In addition, the Committee from time to time obtains information about comparable salary levels from outside compensation consultants. The companies included in the salary comparisons are generally not the same as the companies included in the index to the stock performance graph included to this Proxy Statement. The Committee believes that the Company's most direct competitors for executive talent in the San Francisco Bay Area are not necessarily the same companies to which the Company would be compared for stock performance purposes.

<F1>     The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         The Company completed its most recent salary survey on executive positions in December 1997, using data from numerous sources, including information published by The Employers' Group, Watson Wyatt, William Mercer, Equipment Leasing Association of America, McLagan Partners Inc., KPMG Peat Marwick LLP and The Conference Board. The results of this survey were submitted to the Committee in connection with determining base salaries for executives for fiscal year 1998. The Committee also considered the individual performance of each executive. The Summary Compensation Table above shows, under the caption "Salary," the base compensation for the named executive officers in 1998.

         Mr. Tidball's base compensation was set at $312,000, effective February 1, 1998. Mr. Tidball's annual base salary was in part determined based on the Committee's evaluation of his performance during the prior fiscal year which included the financial results reflected in the stock performance graph included in this Proxy Statement and nonfinancial factors, including strategic planning for the future of the Company. The Committee also took into consideration that the average compensation of chief executive officers, as reflected in the December 1997 salary survey, was $396,000.

ANNUAL CASH INCENTIVES

         The annual cash incentive is designed to provide short-term (one-year) incentives to executive officers. Generally, the cash incentive is paid from a senior management bonus pool established by the Committee at the beginning of each year based on a targeted level of profitability. The Committee retains the right to increase or decrease the size of the bonus pool during the year. Payment of cash incentives is not solely contingent on the Company's meeting the targeted level of profitability, which level was met during 1998. Profitability, however, is a factor in determining the size of the bonus pool each year.

         Incentive awards for the Company's key executives participating in the single bonus pool (other than the Chief Executive Officer) are based on the achievement of predetermined individual performance goals. Specific individual goals for each executive are established at the beginning of the year by the Chief Executive Officer and are tied to the functional responsibilities of each executive. Individual goals may include objective and subjective factors, such as improving the performance of assets managed by the executive, successful acquisitions or sales, management of operating expenses, development of leadership skills, and personal training and education. No specific weights are assigned to the individual goals. In fiscal 1998, certain of the individual performance targets were met. The Summary Compensation Table above shows, under the caption "Bonus," incentive awards for the named executive officers for 1998. (As discussed above, these performance goals are also used to set, in part, the executive's base compensation for the next year.)

         In establishing the annual cash incentive for the Chief Executive Officer, the Committee considers the performance of the Company and the Chief Executive Officer, including his leadership and effectiveness in dealing with major corporate problems and opportunities. While overall corporate performance, including stock price performance, is taken into account, the incentive award for the Chief Executive Officer is primarily determined by a subjective account of his individual performance. The cash incentive compensation for the Chief Executive Officer in 1998 was $180,000, and is reflected in the Summary Compensation Table above under the caption "Bonus."

RESTRICTED STOCK GRANTS

         Restricted stock may be awarded pursuant to the 1996 PLM International, Inc. Mandatory Stock Bonus Plan to compensate senior management for their contributions to the growth and profits of the Company and its subsidiaries and to increase their investment in the common stock of the Company, thereby enhancing their incentive to build stockholder value while conserving Company liquidity. The Committee recommends to the Board of Directors which executives will receive restricted stock grants and the portion of their incentive compensation (between 25% and 50%) that will be reduced in return for such grants expressed as a percentage of their total bonus (the "Allocation Ratio"). Once determined, the participating executives are granted restricted stock according to the following formula: amount of cash bonus due an employee as awarded by the Committee under their incentive compensation plan, multiplied by the recipient's Allocation Ratio, multiplied by 1.3334 (to compensate employees for the restricted nature of the Stock Grants and the risk of forfeiture), divided by the fair market value of a granted share (the quoted closing price of the Company's common stock on the date of issuance). In selecting those employees whom it wishes to recommend for restricted stock grants, the Committee considers the position and responsibilities of the eligible employees, the value of their services to the Company and its subsidiaries and such other factors as the Committee deems pertinent. Restricted stock grants generally vest ratably over three years and, until vested, are subject to forfeiture in the event an executive voluntarily terminates his or her employment with the Company or is terminated for cause. The Committee believes restricted stock grants provide long-term incentives and rewards tied to the Company's common stock. Recipients benefit only when Company stockholders benefit from stock price appreciation. The Company benefits by paying less cash incentives. In addition, the restricted nature of the stock grants, including the risk of forfeiture, rewards executives who maintain long-term employment with the Company.

         There were 43,085 shares of common stock granted as restricted stock to executive officers for 1998, of which 13,606 were granted to the Chief Executive Officer. The Summary Compensation Table above shows, under the caption "Restricted Stock Awards," the value of the restricted stock grants at the time of such grant to the Chief Executive Officer and other named executive officers for 1998, as well as the number of shares of common stock granted as restricted stock to the Chief Executive Officer and other named executive officers for 1998.

STOCK OPTIONS

         Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's common stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's annual executive compensation program. The Company's shareholder-approved 1988 Management Stock Compensation Plan expired in March 1998. In order to be able to continue to provide long-term incentives to the Company's key employees and officers, on May 12, 1998, the Committee recommended and the Board of Directors approved the 1998 Management Stock Compensation Plan, which is described above under the section entitled "1998 Management Stock Compensation Plan."

         Based on recommendations of the Committee, the Board of Directors granted a total of 500,000 options to purchase common stock to executive officers and key employees, including 110,000 options granted to the Chief Executive Officer. The table entitled "Stock Option Grants In 1998" shows, under the caption "Common Stock Options Granted," the number of options granted to the Chief Executive Officer and other named executive officers at the exercise price of $6.813 per share. The options generally vest ratably over three years and are subject to acceleration in certain circumstances following a change in control. See also "1998 Management Stock Compensation Plan" above.

                            THE MEMBERS OF THE COMPENSATION COMMITTEE

                            HAROLD R. SOMERSET, CHAIRMAN
                            RANDALL L-W. CAUDILL
                            ROBERT L. WITT

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         The following stock performance graph compares the performance of the Company's common stock to the S&P 500 Index and the Russell 2000 Index, an index of small market capitalization companies. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1993, and that all dividends were reinvested. All year references are to December 31 of the applicable year.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG PLM INTERNATIONAL, INC., THE S&P 500 INDEX
                           AND THE RUSSELL 2000 INDEX

December 1993:

PLM INTERNATIONAL, INC.:  $100
S & P 500: $100
RUSSELL 2000:  $100

December 1994

PLM INTERNATIONAL, INC.:  $135
S & P 500:  $101
RUSSELL 2000:  $98

December 1995

PLM INTERNATIONAL, INC.:  $176
S & P 500:  $139
RUSSELL 2000:  $126

December 1996

PLM INTERNATIONAL, INC.:  $159
S & P 500:  $171
RUSSELL 2000:  $147

December 1997

PLM INTERNATIONAL, INC.:  $265
S & P 500:  $229
RUSSELL 2000:  $180


December 1998

PLM INTERNATIONAL, INC.:  $312
S & P 500:  $294
RUSSELL 2000:  $179



* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX
INCLUDING REINVESTMENT OF DIVIDENDS
(FISCAL YEAR ENDING DECEMBER 31.)




         The Company is an equipment leasing company specializing in the management of equipment on operating and finance leases domestically and internationally. Its portfolio of owned and managed equipment consists of diversified transportation equipment and includes marine vessels, aircraft, trailers/tractors, railcars/locomotives, marine containers, and mobile offshore drilling units. In addition, the Company's wholly-owned subsidiary, American Finance Group, Inc., leases numerous nontransportation equipment types on finance leases, primarily domestically. No issuers are leasing similar portfolios of diversified transportation equipment on operating leases and numerous other equipment types on finance leases. Therefore, the Company believes it cannot reasonably identify a peer group and has used an index composed of companies with similar market capitalizations.

INDEPENDENT AUDITORS

         Representatives of KPMG Peat Marwick LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. They will be afforded an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

         Proposals from stockholders for the 2000 Annual Meeting must be received by the Company no later than December 16, 1999 to be considered for inclusion in the Company's Proxy Statement and proxy card relating to the 2000 Annual Meeting.

         In addition, pursuant to the Company's bylaws, a stockholder who desires to present a proposal at a meeting of stockholders of the Company without inclusion of such proposal in the Company's proxy materials relating to the meeting must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that if less than 65 days' prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

         All notices of proposals of stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary, PLM International, Inc., One Market, Steuart Street Tower, Suite 800, San Francisco, California 94105.

OTHER BUSINESS

         The Board of Directors of the Company does not intend to present any other items of business at the Annual Meeting.

         The Board of Directors knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy card will vote in accordance with their judgment on such matters.

                               By Order of the Board of Directors


                               /S/ SUSAN C. SANTO
                               --------------------------------

                               SUSAN C. SANTO
                               Vice President, Secretary and General Counsel

San Francisco, California
April 15, 1999


         PLM INTERNATIONAL WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FURNISHED A COPY OF THIS PROXY STATEMENT, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR SENT TO THE SECRETARY OF PLM INTERNATIONAL, INC., ONE MARKET, STEUART STREET TOWER, SUITE 800, SAN FRANCISCO, CALIFORNIA 94105.

PROXY                      PLM INTERNATIONAL, INC.                       PROXY
                   ONE MARKET, STEUART STREET TOWER, SUITE 800
                      SAN FRANCISCO, CALIFORNIA 94105-1301

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Robert N. Tidball and Douglas P. Goodrich, and each of them, true and lawful agents and proxies to the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of PLM International, Inc. (the "Company"), to be held on May 27, 1999, and at any and all adjournments and postponements thereof, on all matters before such meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROXY ITEM NO. 1.

         Please mark this Proxy Card, fill in the date, sign on the reverse side and return promptly in the enclosed envelope. No postage is necessary if mailed in the United States.

         This Proxy grants discretionary authority (1) to vote for a substitute nominee of the Board of Directors if any nominee for the director listed on the reverse side is unable to serve, or for good cause will not serve as a director (unless authority to vote for all nominees or for the particular nominee who has ceased to be a candidate is withheld), and (2) to vote in accordance with the best judgment of the named proxies on other matters that may properly come before the meeting.

(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                                             [X] Please mark your votes as this

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR
PROXY ITEM NO. 1 BELOW:

1. ELECTION OF DIRECTORS:

NOMINEES:                             FOR                 WITHHOLD FOR ALL
Warren G. Lichtenstein               [   ]                    [   ]
Howard M. Lorber

(INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list above.)

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted "FOR" Proxy Item No. 1 above.





Signature(s)_____________________       Dated:   ___________________, 1999

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized person who should also state his/her title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.